Park City Group Reports First Quarter Fiscal 2012 Financial Results

On Track for Accelerated Subscription Revenue Growth

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Quarterly subscription revenue of $1.7 million, a 12% increase year over year

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1Q12 total revenue of $2,579,000 versus $2,566,000 during the same period a year ago

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1Q12 adjusted EBITDA of $373,000, versus $571,000 during the same period a year ago

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1Q12 GAAP EPS ($0.04), versus ($0.05) during 1Q11

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1Q12 Non-GAAP EPS ($0.00), versus $0.02 during 1Q11

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Contracted 17 supplier connections (“Spokes”) during 1Q12

PARK CITY, Utah – November 14, 2011 -- Park City Group (NYSE Amex: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today announced results for its fiscal first quarter ended September 30, 2011.

“During the first quarter, subscription revenue grew by 12% and we are on pace to add 200 supplier connections during fiscal 2012, consistent with our plan. While the pace of our growth is likely to fluctuate from quarter to quarter, we anticipate a continued acceleration in subscription growth during the balance of our fiscal year.  Our pipeline of near-term opportunities continues to grow as customers are discovering our ability to not only diagnose problems within their supply chain, but also provide end-to-end solutions to those problems.  As such, we have seen increasing interest in customers deploying additional Park City Group solutions across their entire footprint,” said Randall K. Fields, Park City Group’s Chairman and CEO.

Revenue

Total revenue for the first quarter ended September 30, 2011 was $2.6 million, a 1% increase from the prior year.  Subscription revenue during the first quarter increased 12% to $1.7 million, reflecting growth of retail and supplier customers contracted during the last several quarters.  The Company said its shift to a subscription based revenue model makes quarterly comparisons of license and professional services revenue difficult, as these can vary significantly from quarter to quarter.  However, on an annual basis, the Company anticipates showing year-over-year growth in these revenue categories.  This variability was evident during the first quarter of fiscal 2012 as professional services and license revenue decreased 33% and 9%, respectively.  Also as a result of the shift to the subscription model, maintenance revenue decreased 19%.

Net (Loss) Income

Net loss available to common shareholders for the quarter ended September 30, 2011 improved to ($488,000), or ($0.04) per share, as compared to a net loss of ($509,000), or ($0.05) per share, during the prior year period.  Non-GAAP EPS for the first quarter were ($0.00) versus $0.02 during the same period last year.

Cash

During the quarter ended September 30, 2011, free cash flow was ($76,000), compared to ($63,000) during the same period last year.  During the first quarter the Company made a $1.5 million debt payment, reducing total debt to $3.4 million.  Total cash was $1.0 million at September 30, 2011.

“We have an incredible value proposition that helps retailers and their suppliers solve both out-of-stock and overstock issues and, in turn, increase sales and improve returns on capital.  We have already proven our value in the grocery industry and are looking to expand into at least one new retail vertical this fiscal year,” said Mr. Fields.

“Customer interest in expanded relationships is accelerating, which is a good sign that we are making progress in moving from tactical to strategic relationships.  We continue to focus on building a ‘Customer First’ culture that is obsessed with delivering a superb return on investment for our customers.  As such, our growth is only limited by our desire to execute flawlessly at the customer level.”

The Company will host a conference call at 4:15 P.M. Eastern to discuss today’s results. Investors and interested parties may participate in the call by dialing (877) 675-3568 and referring to Conference ID: 18447967. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com.  A toll free replay of the conference call will be available until November 21, 2011 by dialing (855) 859-2056 and entering conference ID: 18447967.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain.  With over $100 million invested in development and 16 years of commercialization surrounding its proprietary scan based data platform, the Company’s services increase customers’ sales and profitability, while ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps retail and consumer packaged goods customers turn transactional information into actionable strategies to lower inventory, increase sales and improve efficiencies in the supply chain.

The Company’s Food Safety Global RegistryTM provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently-passed Food Safety Modernization Act.  The Food Safety Global Registry, an internet-based technology, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.  For more information, go to www.parkcitygroup.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP earnings per share, net debt and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Net debt is the total debt balance less the cash balance. Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment.  The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements.

Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051

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PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (Unaudited)

	Three Months Ended September 30
	2011	2010
Revenues:
Subscription	$1,742,131	$1,549,547
Maintenance	515,295	568,219
Professional services and other revenue	194,044	290,220
Software licenses	127,810	158,000

Total revenues	2,579,280	2,565,986

Operating revenues:
Cost of services and product support	1,140,261	891,555
Sales and marketing	661,748	619,598
General and administrative	759,537	1,064,322
Depreciation and amortization	223,965	194,113

Total operating expenses	2,785,511	2,769,588

(Loss) Income from operations	(206,231)	(203,602)

Other income (expense):
Interest expense	(73,490)	(98,491)

(Loss) income before income taxes	(279,721)	(302,093)

(Provision) benefit for income taxes	-	-

Net (loss) income	(279,721)	(302,093)

Dividends on preferred stock	(208,353)	(207,096)

Net (loss) income applicable to common shareholders	$ (488,074)	$ (509,189)

Weighted average shares, basic and diluted	11,650,000	10,950,000
Basic and diluted loss per share	$ (0.04)	$ (0.05)

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	September 30, 2011	June 30, 2011
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$ 996,344	$ 2,618,228
Receivables, net of allowance of $46,803 and $15,581
at September 30, 2011 and June 30, 2011, respectively	1,556,894	2,059,773
Prepaid expenses and other current assets	230,634	265,818

Total current assets	2,783,872	4,943,820

Property and equipment, net	590,220	651,992

Other assets:
Deposits and other assets	24,026	24,029
Customer relationships	3,079,388	3,184,967
Goodwill	4,805,933	4,805,933
Capitalized software costs, net	328,872	365,413

Total other assets	8,238,219	8,380,339

Total assets	$ 11,612,311	$ 13,976,151

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$ 487,920	$ 790,914
Accrued liabilities	1,240,472	1,162,775
Deferred revenue	1,342,614	1,663,232
Capital lease obligations	88,196	107,547
Lines of credit	1,200,000	1,200,000
Note payable	912,362	2,414,853

Total current liabilities	5,271,564	7,339,321

Long-term liabilities:
Notes payable, less current portion	1,250,350	1,271,691
Capital lease obligations, less current portion	25,880	41,202

Total liabilities	6,547,794	8,652,214

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	September 30, 2011	June 30, 2011
	(Unaudited)
Stockholders’ equity:
Series A Convertible Preferred stock, $0.01 par value, 30,000,000 shares
authorized; 672,670 and 667,955 shares issued and outstanding at September 30, 2011 and June 30, 2011, respectively	6,727	6,680
Series B Convertible Preferred stock, $0.01 par value, 30,000,000 shares
authorized; 411,927 shares issued and outstanding at September 30, 2011 and June 30, 2011	4,119	4,119
Common stock, $0.01 par value, 50,000,000 shares authorized; 11,657,901 and
11,612,460 issued and outstanding at September 30, 2011 and June 30, 2011,
respectively	116,579	116,125
Additional paid-in capital	36,316,737	36,088,584
Accumulated deficit	(31,379,645)	(30,891,571)

Total stockholders’ equity	5,064,517	5,323,937

Total liabilities and stockholders’ equity	$ 11,612,311	$ 13,976,151

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$ (279,721)	$ (302,093)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	223,964	194,113
Bad debt expense	42,597	-
Stock compensation expense	252,767	143,210
Stock issued for litigation settlement	-	375,000
Decrease (increase) in:
Trade receivables	460,282	(60,211)
Prepaids and other assets	35,184	(37,490)
(Decrease) increase in:
Accounts payable	(302,994)	38,438
Accrued liabilities	(167,519)	(264,577)
Deferred revenue	(320,618)	(42,900)

Net cash provided by operating activities	(56,058)	43,490

Cash Flows From Investing Activities:
Purchase of property and equipment	(20,072)	(16,661)
Capitalization of software costs	-	(89,428)

Net cash used in investing activities	(20,072)	(106,090)

Cash Flows From Financing Activities:
Proceeds from exercise of warrants	12,750	-
Proceeds from issuance of note payable	137,028	-
Dividends paid	-	(123,578)
Payments on notes payable and capital leases	(1,695,533)	(200,141)

Net cash (used in) provided by financing activities	(1,545,755)	(323,719)

Net decrease in cash	(1,621,885)	(386,319)

Cash and cash equivalents at beginning of period	2,618,229	1,157,431

Cash and cash equivalents at end of period	$ 996,344	$ 771,112

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ 133,350	$ 112,948

Supplemental Disclosure of Non-cash Investing and Financing Activities
Common stock to pay accrued liabilities	$ 133,154	$ 212,872
Dividends accrued on preferred stock	$ 208,353	$ 207,096
Dividends paid with preferred stock	$ 82,750	$ 80,300

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(In $000’s)

Audited results of operations

	Three Months Ended September 30
	2011	2010

Net Income (loss)	($280)	($302)

Adjusted EBITDA Reconciliation Adjustments:
Depreciation and amortization	224	194
Bad debt expense	43	0
Interest, net	73	98
Stock based compensation	253	131
One-time expenses (stock and cash)	60	450

Adjusted EBITDA	$373	$571

Non-GAAP Net Income (Loss) to Common Shareholders and EPS

(In $000’s, except per share)

Audited results of operations

	Three Months Ended September 30
	2011	2010

Net Income (loss)	($280)	($302)

Non-GAAP Net Income (Loss) Reconciliation Adjustments:
Stock based compensation	253	131
One-time expenses (stock and cash)	60	450
Acquisition related amortization (1)	126	126

Non-GAAP Net Income	$159	$405

Preferred dividends	(208)	(207)

Non-GAAP Net Income to Common Shareholders	($49)	$198

Weighted average shares, diluted	11,650,000	10,950,000
Non-GAAP EPS, diluted	($0.00)	$0.02

Non-GAAP Free Cash Flow

(In $000’s)

Audited results of operations

	Three Months Ended September 30
	2011	2010

Net Cash Provided by Operating Activities	($56)	$43

Non-GAAP Free Cash Flow Reconciliation Adjustments:
Purchase of property and equipment	(20)	(17)
Capitalized software costs	-	(89)

Non-GAAP Free Cash Flow	($76)	($63)

Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment.  Capital expenditures related to long-term investments and new technology developments are omitted.  During 1Q12 the Company invested $0 in new technology development.

Non-GAAP Net Debt

(In $000’s)

Audited results of operations

	Three Months Ended
	September 30
	2011	2010

Total Debt	$3,363	$4,119

Less Total Cash	$996	$771

Non-GAAP Net Debt	$2,367	$3,348